Exhibit 23.12 - Consent of Experts

Beckstead and Watts, LLP
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Certified Public Accountants

                                             3340 Wynn Road, Suite B
                                                 Las Vegas, NV 89102
                                                        702.257.1984
                                                    702.362.0540 fax


To Whom It May Concern:

We have issued our audit opinion report dated January 31, 2003, accompanying the financial statements of Sosa, Inc. for the years ended December 31, 2002 and 2001 to be filed with its Form SB-2/A-12 filed April 23, 2003. We hereby consent to the incorporation by reference of said report of Sosa, Inc. in its Form SB-2/A-13.

Signed,

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP


May 6, 2003


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